Exhibit 10.37

                              SECOND AMENDMENT TO
                            SHAREHOLDERS' AGREEMENT
                            -----------------------

      SECOND AMENDMENT TO SHAREHOLDERS' AGREEMENT, dated as of March __, 2000 (the "Second Amendment") by and among URBAN COOL NETWORK, INC., a Delaware corporation ("UCN") having an office at 1401 Elm Street, Dallas, Texas 75202, STANLEY WOLFSON ("Wolfson") having an address at 1030 Fifth Avenue, New York, New York 10022 and E-COMMERCE SOLUTIONS, INC., a New York Corporation (the "Company") having an address at 600 West 57th Street, Second Floor, New York, New York 10019 (UCN and Wolfson are hereinafter sometimes, collectively, referred to as the "Shareholders" and, individually, as a "Shareholder.")

                              W I T N E S S E T H:

      WHEREAS, UCN, Wolfson and the Company (collectively, the "Parties") have heretofore entered into a Shareholders' Agreement dated as of November 21, 1999 (the "Shareholders' Agreement"); and

      WHEREAS, the Parties entered into an Amendment dated December 27, 1999, (the "First Amendment") to the Shareholders' Agreement; and

      WHEREAS, the Parties acknowledge that UCN has complied with its obligations under Section 2(b) of the First Amendment; and

      WHEREAS, two (2) shares of the no par value Common Stock of the Company have been issued to UCN, and such shares are fully paid and non-assessable;

      WHEREAS, the Parties acknowledge that under the Shareholders' Agreement, as amended by the First Amendment, UCN is obligated to contribute to the Company an additional $2,950,000 upon the consummation of a public offering of UCN's securities; and

      WHEREAS, the Parties desire to further amend and modify the Shareholders' Agreement, as amended by the First Amendment.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Parties hereby agree, as follows:

      1. Section 1(a) of the Shareholders' Agreement is hereby amended by deleting Section 1(a) in its entirety and inserting in lieu thereof a new
Section 1(a) to read in its entirety, as follows:

      "1. Governance. (a) The Board of Directors of the Company shall consist of two members. Each Shareholder agrees that during the term of this Agreement each Shareholder shall vote for Jacob R. Miles, III and Stanley Wolfson as the members of the Board of

      Directors."

      2. Section 1(b) of the Shareholders' Agreement is hereby modified to delete any reference to Barry M. Levine as Secretary and Treasurer of the Company.

      3. Section 3 of the Shareholders' Agreement is hereby amended by deleting
Section 3 in its entirety and inserting in lieu thereof a new Section 3 to read in its entirety, as follows:

      "3. Management of the Company. The Company and each Shareholder agree that any action taken by the Shareholders shall require not less than the affirmative votes of 70% of the outstanding shares of the Company for the transaction of any business, including amendments to the certificate of incorporation. The Company and each Shareholder agree that any action taken by the Board of Directors shall require not less than the affirmative votes of 70% of the directors shall be necessary for the transaction of any business at any meeting of the Board of Directors.

      Each of the Shareholders agree that they shall cause the By-laws of the Company to be amended to provide for the creation of an Executive Committee of the Board. The Executive Committee shall consist of one member, and each of the Shareholders agree that during the term of this Agreement, Stanley Wolfson shall be the sole member of such Executive Committee. The Executive Committee shall be vested with and granted the power to exercise all the authority of the Board of Directors, provided, however, that the power and authority of the Executive Committee shall not include: (a) the submission to Shareholders of any action that needs Shareholders' approval under the Business Corporation Law of the State of New York; (b) the filling of vacancies in the Board of Directors or in any committee; (c) the fixing of compensation of the Directors for serving on the Board or any committee; (d) the amendment or repeal of the By-laws, or the adoption of new Bylaws; (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable; (e) any amendment to or restatement of the certificate of incorporation ; (f) any change to the number of directors of the Company;
      (g) the liquidation or dissolution of the company; (h), any recapitalization, restatement of assets, redemption of shares, reduction of capital or other change in the capitalization of the Company; (i) the authorization, issuance, reissuance or sale, or the entering into of any material agreement providing for the issuance or sale (contingent or otherwise) of any equity securities of the Company or the issuance, sale or grant of any security, option,


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      warrant or right to acquire, convert into or otherwise dispose of any equity securities of the Company (collectively, the "Securities"), in any case, whether or not authorized, issued or held in treasury; (j) the direct or indirect redemption, purchase or sale or other acquisition or disposition of any of the Company's Securities; (k) any change in the name of the Company; (l) any change in the salary of Wolfson or any amendment to any employment agreement between the Company and Wolfson; (m) the declaration or payment of any dividends or distributions in excess of $10,000 in cash, property, securities or otherwise, upon any of the Company's Securities; and (n) any change in the Company's independent certified accountant."

      4. The sixty (60) day period referred to in Section 7(a) of the Shareholders' Agreement and the thirty (30) day period referred to in Section 7(b) of the Shareholders' Agreement shall not apply to the fiscal year of the Company ending December 31, 1999 or the quarter ending December 31, 1999. The Company shall provide the Shareholders with the information, reports or other documents required by Sections 7(a) and 7(b) of the Shareholders' Agreement as soon as practicable.

      5. Pursuant to Section 11 of the Shareholders' Agreement, notice is hereby deemed to have been given that the Company's address for purposes of notice is hereby changed to the address first set forth above with respect to the Company.

      7. In the event that: (a) the public offering of UCN's securities is consummated and UCN fails to make the additional contribution of $2,950,000 to the Company as required by Section 2(a) of the First Amendment within three (3) days after the receipt of the net proceeds from such consummated public offering, or (b) the public offering of UCN's securities is not consummated on or before July 1, 2000, then, pursuant to the provisions of Section 506(j) of the Business Corporation Law of the State of New York, the Company shall have, in addition to any other legal or equitable remedies it may have, the right to cancel the shares of the common stock of the Company issued to UCN, retain the $50,000 heretofore contributed to the Company by UCN and terminate the Shareholders' Agreement, as amended by the First Amendment and this Second Amendment.

      8. Wolfson and UCN hereby agree that they take such steps as are necessary to cause the Certificate of Incorporation and the By-laws of the Company to be amended to effectuate the terms and provisions of the Shareholders' Agreement, as amended by the First Amendment and this Second Amendment. Wolfson and UCN further agree that they will vote in favor of such resolutions of the Shareholders and the Board of Directors as are necessary to effectuate the terms and provisions of the Shareholders' Agreement, as amended by the First Amendment and this Second Amendment.

      9. To the extent that this Second Amendment conflicts with the Shareholders' Agreement or the First Amendment, this Second Amendment shall be deemed superseding and


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controlling.

      IN WITNESS WHEREOF, the Parties have executed this Second Amendment to Shareholders' Agreement as of the day and year first above written.

                                              URBAN COOL NETWORK, INC.

                                              By
                                                --------------------------------
                                                  Name: Jacob R. Miles III
                                                  Title: Chief Executive Officer


                                              ----------------------------------
                                              STANLEY WOLFSON

                                              E-COMMERCE SOLUTIONS, INC.

                                              By
                                                --------------------------------
                                                  Name: Stanley Wolfson
                                                  Title: President and
                                                  Chief Executive Officer

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